                                    (12)(A)

                          SIERRA PACIFIC POWER COMPANY
                   CALCULATION OF PRE-TAX INTEREST COVERAGES



                                             1996        1995        1994
                                           --------    --------    --------
Total Income Before
    Interest Charges                       $113,106    $ 99,678    $100,388

Add:  Income Taxes:
           Included in operating expense     36,241      37,801      29,114
           Included in other income-net      (1,238)       (662)        750
          Allowance For Borrowed Funds
                                           --------    --------    --------
              Used During Construction        3,924       3,412       1,502
                                           --------    --------    --------

                     Total Numerator       $152,033    $140,229    $131,754
                                           ========    ========    ========

Interest Charges:
    Long-Term Debt                         $ 38,855    $ 35,326    $ 35,193
    Other                                     4,579       1,781       5,834
                                           --------    --------    --------

                     Total Denominator     $ 43,434    $ 37,107    $ 41,027
                                           ========    ========    ========

Pre-Tax Interest Coverage                      3.50        3.78        3.21
                                           ========    ========    ========
